EXHIBIT 99.2

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                         SHAREHOLDERS RIGHTS AGREEMENTS
                       ISSUED BY FIDELITY FEDERAL BANCORP

         This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the prospectus dated __________, 2001 (the "Prospectus") of Fidelity Federal Bancorp (the "Company"), if a holder of Rights cannot deliver the Shareholders Rights Agreements evidencing the Rights (the "Shareholders Rights Agreement(s)") to the Company at or prior to 5:00 p.m., Evansville, Indiana time, on __________, 2001, unless extended by the Company (the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission or mail or overnight delivery to the Company, and must be received by the Company on or prior to the Expiration Date. See the discussion set forth under "The Rights Offering--Guaranteed Delivery Procedures" in the Prospectus.

         Even if the Shareholders Rights Agreement evidencing the Rights is being delivered pursuant to the procedure for guaranteed delivery thereof, payment of the Subscription Price of $____ per share for each share of common stock (the "Common Stock") of the Company subscribed for upon exercise of such Rights must be received by the Company in the manner specified in the Prospectus at or prior to the Expiration Date. See the discussion set forth under "The Rights Offering--Guaranteed Delivery Procedures" in the Prospectus. All undefined capitalized terms used herein have the definitions ascribed to them in the Prospectus.

         The address and facsimile numbers of the Company are as follows:

                  Fidelity Federal Bancorp
                  18 NW Fourth Street
                  PO Box 1347
                  Evansville, Indiana 47706-1347
                  Attention: Mark A. Isaac, Vice President
                  Telephone:  (812) 429 - 0921
                  Facsimile: _____________

         Delivery of this instrument to an address other than as set forth above or transmission via a facsimile machine other than as set forth above does not constitute a valid delivery. The address and telephone numbers of the Company, for inquiries, information or requests for additional documentation are as follows: Deb Fritz, Assistant Vice President, Shareholder Relations, Fidelity Federal Bancorp, 18 NW Fourth Street, PO Box 1347, Evansville, Indiana 47706-1347, Telephone: (812) 429-0550 (extension 2226) or (800) 280-8280
(extension 2226).



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Ladies and Gentlemen:

         The undersigned hereby represents that he or she is the holder of Shareholders Rights Agreement(s) representing ___________ Rights and that such Shareholders Rights Agreement(s) cannot be delivered to the Company at or before the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise: (i) the Basic Subscription Privilege to subscribe for one share of Common Stock per Right with respect to _______ of the Rights represented by such Shareholders Rights Agreement, and (ii) the Over-Subscription Privilege to subscribe, to the extent that shares ("Excess Shares") are not subscribed for pursuant to exercises under the Basic Subscription Privilege, for an aggregate of up to _______ Excess Shares.

         The undersigned understands that payment of the Subscription Price of $___ per share for each share of the Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege must be received by the Company at or before the Expiration Date and represents that such payment, in the aggregate amount of $_________, either (check appropriate box):

[ ] is being delivered to the Company herewith; or

[ ] has been delivered separately to the Company; and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

         [ ] wire transfer of funds
         . name of transferor institution________________________________
         . date of transfer______________________________________________
         . confirmation number (if available)____________________________

         [ ] uncertified check (Payment by uncertified check will not be deemed to have been received by the Company until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date).

         [ ] certified check

         [ ] bank draft (cashier's check)

         [ ] money order
         . name of maker_________________________________________________ . date of check, draft or money order number____________________ . bank on which check is drawn or issuer of money order_________________________


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Signature(s)____________________________________________________________________

Name(s)_________________________________________________________________________

________________________________________________________________________________

(Please type or Print)
Area Code and Tel. No(s)._______________________________________________________


                              GUARANTEE OF DELIVERY
                               (NOT TO BE USED FOR
               SHAREHOLDERS RIGHTS AGREEMENT SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or another "Eligible Guarantor Institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that within three Nasdaq National Market trading days after the date hereof, the undersigned will deliver to the Company the Shareholders Rights Agreements representing the Rights being exercised hereby, with any required signature guarantees and any other required documents.

Name of Firm:___________________________________________________________________

Address:
________________________________________________________________________________

Zip Code:_______________________________________________________________________

Area Code and Telephone Number:_________________________________________________

Authorized Signature:___________________________________________________________

Title:__________________________________________________________________________

Name:___________________________________________________________________________
(Please Type or Print)

The institution which completes this form must communicate the guarantee to the Company and must deliver the Shareholders Rights Agreements to the Company within the time period shown herein. Failure to do so could result in a financial loss to such institution.

DO NOT SEND SHAREHOLDERS RIGHTS AGREEMENTS WITH THIS FORM.


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